Exhibit 10.2

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is entered into effective the 1st day of March, 2005 ("Effective Date"), by and between LabOne, Inc., a Missouri corporation having its principal place of business in Lenexa, Kansas ("LabOne"), and John W. McCarty ("Contractor").

WITNESSETH:

WHEREAS, Contractor is the Chief Financial Officer of LabOne, and pursuant to a Transition Services Agreement, dated September 2, 2004, as amended, Contractor and LabOne have agreed to the terms of Contractor's resignation and the orderly transition of Contractor's duties to his successor; and

WHEREAS, Contractor possesses special knowledge and expertise that would be beneficial to the operations of LabOne after his resignation, and

WHEREAS, LabOne desires to engage the services of Contractor as an independent contractor, and

WHEREAS, LabOne and Contractor are willing to enter into this Agreement, on the terms set forth herein;

NOW, THEREORE, LabOne and Contractor intending to be bound hereby, agree as follows:

1. Engagement of Contractor. LabOne hereby engages Contractor as an independent contractor to provide the Services specified in Exhibit A, attached and incorporated in this Agreement, from time to time during the Term (as defined in Section 3, below) upon the written request of LabOne. Contractor shall be treated for all federal and state income and employment tax and other purposes as an independent contractor and not as an employee of LabOne. Contractor shall have no authority to contract in the name of or to otherwise bind or obligate LabOne in any manner whatever. To the extent that Contractor shall be treated as an employee of LabOne, and as a consequence LabOne incurs additional tax or other costs or liabilities, the amounts payable to Contractor hereunder shall be reduced by the amount of such additional taxes and other costs and liabilities.

2. Performance of Services. Contractor's performance of the Services will represent Contractor's best efforts and be of the highest professional standards. Contractor represents to LabOne that (a) Contractor has, and during the Term will have, the expertise, skills, training and education to perform the Services in a professional manner, and (b) Contractor is not, and during the Term will not be, subject to any contractual, judicial or other restriction on Contractor's ability to provide the Services to LabOne.

3. Term. The term ("Term") of this Agreement begins on the Resignation Effective Date (as that term is defined in the Transition Services Agreement) and ends on the anniversary of the Resignation Effective Date, unless terminated in whole or in part (a) by either LabOne or Contractor upon not less than sixty (60) days written notice to the other party, (b) by notice of material breach of this Agreement or any other agreement between the parties provided by the non-breaching party to the breaching party, (c) by the death of Contractor or (d) by the disability of Contractor that prevents Contractor from fully performing the Services as required by this Agreement.

4. Fees. For the Services provided by Contractor under this Agreement at the request of LabOne, LabOne shall pay to Contractor the fees set forth on Exhibit A. Contractor shall provide to LabOne monthly invoices accurately describing the Services provided since the date of the most recent invoice and the time spent in providing such Services, and setting forth the charges for expenses incurred by Contractor, together with supporting documentation, that are reimbursable under this Agreement. Undisputed amounts set forth in an invoice submitted by Contractor to LabOne are due upon receipt of the invoice by LabOne.

5. Reimbursement of Expenses; Contractor Equipment.

(a) LabOne shall promptly reimburse Contractor for reasonable expenses incurred by Contractor in connection with the performance of the Services under this Agreement, as requested by LabOne, subject to the receipt by LabOne of acceptable substantiation of such expenses. If from time to time LabOne requests Contractor to travel to a location outside the metropolitan area in which Contractor then resides in order for Contractor to perform Services under this Agreement, then in such event, LabOne shall pay, or promptly reimburse to Contractor, upon receipt of acceptable substantiation, Contractor's reasonable travel expenses, hotel, food and other incidental expenses.

(b) Subject to Section 6, LabOne will provide Contractor with a notebook computer, access to data files on the notebook computer needed to perform the Services, e-mail account access, a cellular phone and cellular phone service during the Term. Contractor shall immediately surrender the notebook computer and cellular phone to LabOne at the conclusion of the Term.

6. Confidentiality and Other Restrictions.

(a) Contractor shall keep secret and strictly confidential all trade secrets or proprietary or confidential information heretofore or hereafter possessed by Contractor concerning LabOne, its customers, or its or their businesses or business partners, including copies and analyses or notes thereof ("Confidential Information"). Contractor also shall not at any time use such Confidential Information or disclose it to any person, firm or other entity except with the written approval of LabOne and as necessary to fulfill Contractor's obligations under this Agreement, except (i) to the extent that such Confidential Information is no longer a trade secret, proprietary or confidential through no fault of Contractor or (ii) as required by law or governmental regulation or a court of competent jurisdiction.

(b) Contractor shall keep secret and strictly confidential all Customer Information and shall not at any time use such information or disclose it to any person, firm or other entity except with the written approval of LabOne and as necessary to fulfill Contractor's obligations under this Agreement. Customer Information consists of, but is not necessarily limited to, the name, address and any non-public personal financial or health information about any customer or patient of LabOne or of any customer or business partner of LabOne including copies and analyses or notes thereof. In addition, Contractor agrees to be bound by, and upon the request of LabOne to sign acknowledgements of Contractor's obligation to abide by, additional privacy, security and similar restrictions required by LabOne's customers or by applicable law.

(c) Contractor (i) shall at all times represent LabOne in a professional and positive manner and (ii) shall not at any time make any disparaging, false or misleading statement to others regarding LabOne or its affiliates, employees, contractors, services or customers.

(d) Contractor shall comply with all of LabOne's policies and regulations regarding privacy, security and, if work performance location is at a LabOne place of business, safety in the workplace.

(e) Sections 6(a)-6(d) shall survive the Term of this Agreement.

7. Intellectual Property Rights; Ownership. The parties agree that all data, source code, executable code, research, know-how, inventions, trade secrets, manuals, documentation, working papers and other intellectual property received by Contractor from LabOne or a third party on behalf of LabOne, or conceived, developed, maintained or used by Contractor in the performance of Contractor's duties ("Deliverables") and all elements thereof shall be exclusively owned by LabOne and shall be considered works made for hire by Contractor for LabOne. LabOne shall exclusively own all United States and international copyrights, patents and all other intellectual property rights in the Deliverables. Contractor agrees to assign, and upon transmission of each Deliverable automatically assigns, to LabOne, ownership of all United States and international copyrights, patents and all other intellectual property rights in each element of each Deliverable. This assignment is undertaken in part as a contingency against the possibility that any such element, by operation of law, may not be considered a work made for hire by Contractor for LabOne.

8. Indemnification. Contractor agrees to indemnify and hold harmless LabOne from and against any and all liability or cost (including but not limited to, reasonable attorneys fees) of any nature whatsoever arising out of the negligence, willful misconduct or breach of this Agreement by Contractor. This Section shall survive the Term of this Agreement.

9. Miscellaneous.

(a) Full Agreement. This Agreement constitutes the full and complete agreement between Contractor and LabOne with respect to the subject matter hereof and shall not be modified or amended except in a writing executed by each of them.

(b) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Kansas without giving effect to conflict of laws principles thereof. This Agreement shall not be binding or enforceable against the parties until accepted by LabOne at its offices located in Lenexa, Kansas.

(c) Successors and Assigns. The rights and obligations of LabOne and Contractor under this Agreement shall inure to the benefit of and be enforceable by and binding upon LabOne and Contractor, and their respective successors and assigns, except that the obligations of Contractor are personal in nature and may not be delegated.

(d) Remedies. LabOne shall be entitled to injunctive relief and specific performance to enforce the provisions of Sections 6 and 7 of this Agreement. Such remedies are in addition to all other remedies available to LabOne.

(e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same Agreement, and each of which shall be deemed an original.

(f) Waiver. The provisions of this Agreement may be waived only in a writing signed by the party against whom such waiver is sought to be enforced. The failure of any party, at any time or times, to require performance of any provision hereof shall in no manner affect the right to enforce the same provision at a later time. No waiver by any party of any condition, or of the breach of any term, agreement, covenant, representation or warranty in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or breach of any other term, agreement, covenant, representation or warranty of this Agreement.

IN WITNESS WHEREOF, LabOne and Contractor have duly executed this Agreement effective as of the Effective Date.

LabOne, Inc.
By: /s/ W. Thomas Grant II

"Contractor"
/s/ John W. McCarty

EXHIBIT A

Scope of Services                 Rate

Merger and Acquisition           $500/hr*

Non-Merger and Acquisition      $200/hr

* Plus any additional fees and the terms of their payment as agreed upon in writing by the parties at the commencement of a merger and acquisition engagement, as approved by the Executive Committee of the LabOne Board of Directors.